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Alaska Air Group
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Steve Nieman
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This post was posted on eRaider on 5/9/03 by Steve Nieman

Dear Mr. Dan Rather,

Aaron Brown is correct. I attended the AAG Inc. Shareholders Meeting in Seattle in May 2001 where the declassification of the board proposal, published in the Company's 2001 Proxy Statement (you can find it on EDGAR, I believe), was presented by Horizon Air employee Gary
Smith. It was voted upon and won by over a 70 percent margin. It was subsequently ignored by the Board. It returns this year--Steve Nieman

Steve Nieman, Richard D. Foley, and Robert C. Osborne M.D. are soliciting proxies for Alaska Air Group's, Inc. May 20, 2003 Annual Meeting. We strongly advise all shareholders to read the proxy statements. Our proxy statement is available at our web site . Feel free to download and print copies of any materials located there. For any further information, please email or write us at Box 602, Brush Prairie, WA 98606; fax (360) 666-6483; phone 1-866-2VOTEUS
(1-
866-286-8387).Nieman